UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 19, 2011

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 222-8400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 is incorporated herein by reference.

On December 19, 2011, our wholly owned subsidiaries Real Goods Energy Tech, Inc., a Colorado corporation, Real Goods Trading Corporation, a California corporation, Alteris Renewables, Inc., a Delaware corporation (“Alteris”), Earth Friendly Energy Group Holdings, LLC, a Delaware limited liability company (“Earth Friendly”), Solar Works, LLC, a Delaware limited liability company, Alteris RPS, LLC, a Delaware limited liability company and Alteris ISI, LLC, a Delaware limited liability company entered into a Loan and Security Agreement with Silicon Valley Bank (the “Loan and Security Agreement”). The Loan and Security Agreement replaces previous credit arrangements between Silicon Valley Bank and Alteris and its affiliates, which we acquired pursuant to the transactions described in Item 2.01 below.

The Loan and Security Agreement provides for a revolving line of credit with advances of up to $7 million based upon the collateral value of the borrowers’ accounts receivable. All borrowings are collateralized by a security interest in substantially all assets of the borrowers other than the limited liability company interests in Alteris Project Financing Company LLC, and bear interest at (i) the greater of the bank’s prime rate or 4.00%, plus (ii) 1.75% (or 5.75% during an event of default) unless the Company maintains certain liquidity benchmarks. The line of credit facility will mature on August 31, 2012. The line of credit has a facility fee of 0.5% per year of the average daily unused portion of the available line of credit during the applicable calendar quarter. The borrowers may reserve up to $500,000 for stand-by letters of credit under the line of credit. The Loan and Security Agreement contains various covenants, including a covenant requiring compliance with a liquidity ratio defined in the Loan and Security Agreement. The obligations may be accelerated upon an event of default, including covenant and payment defaults, material adverse change, defaults under other indebtedness giving rise to the right to accelerate payment of such indebtedness, final judgments of at least $50,000, and borrowers’ insolvency or bankruptcy, among other things. Pursuant to the Loan and Security Agreement, we have guaranteed the obligations of the borrowers under the Loan and Security Agreement and collateralized our guaranty obligations by a security interest in substantially all of our assets under a separate Security Agreement, dated December 19, 2011, with the lender.

The foregoing descriptions of the Loan and Security Agreement and Security Agreement are qualified in their entirety by reference to the full text of the agreements, which are attached as Exhibits 10.1 and 10.2, respectively.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 19, 2011, we completed our previously announced acquisition of Earth Friendly. The acquisition was made pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) effective as of June 21, 2011 with Earth Friendly, Real Goods Alteris, LLC, a Delaware limited liability company that we wholly owned (“Merger Sub”), and Riverside Renewable Energy Investments, LLC (“Riverside”), as agent. Pursuant to the Merger Agreement, Merger Sub was merged with and into Earth Friendly (the “Merger”) and the issued and outstanding limited liability company interests in Earth Friendly were converted into the right to receive 8.7 million shares (the “Merger Shares”) of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”). The Merger Shares are subject to increase, contingent on Earth Friendly’s attainment of certain performance targets for 2011, as described in the Merger Agreement. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the agreement, which was included as Exhibit 2.1 to our Current Report on Form 8-K filed on June 27, 2011.

In connection with the Merger Agreement, we entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with Riverside and Gaiam, Inc. (“Gaiam”) on December 19, 2011, pursuant to which Riverside received the same demand and piggyback registration rights Gaiam previously held with respect to shares of our common stock. We also entered into a Shareholders Agreement (the “Shareholders Agreement”) with Riverside and Gaiam on December 19, 2011, providing for certain rights to nominate members of our board of directors and containing voting agreements and lockup arrangements by both Riverside and Gaiam. The Shareholders Agreement also includes nonsolicitation obligations by both Riverside and Gaiam and provides for a loan commitment by Riverside and Gaiam for up to $4.85 million. Gaiam’s portion of the loan commitment will be funded on December 30, 2011 and Riverside’s portion of the loan commitment, which will expire on December 31, 2012, will be funded when we call the obligation. The loans are for a period of 12 months, and bear interest at a rate of 10%, provided, however that interest will be waived if the loans are repaid during the 12 month term. The foregoing descriptions of the Registration Rights Agreement and the Shareholders Agreement are qualified in their entirety by reference to the full text of the agreements, which are attached as Exhibits 10.3 and 10.4, respectively.

A copy of our press release announcing the completion of the acquisition is attached as Exhibit 99.1.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The Merger Shares were issued pursuant to the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended. In issuing the Merger Shares, we relied on the representations and warranties of Earth Friendly’s members in support of the satisfaction of the conditions contained in Regulation D.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

As reported in our Form 8-K filed on June 27, 2011, the Merger is being treated for accounting purposes as having occurred as of the date of the signing of the Merger Agreement, and the audited historical financial statements required by Item 9.01(a) were included as Exhibit 99.2 to Amendment No. 1 to our Form 8-K filed on August 30, 2011.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information required by Item 9.01(b) was included as Exhibit 99.3 to Amendment No. 1 to our Form 8-K filed on August 30, 2011.

(d)	Exhibits.

Exhibit Number	Description

10.1	Loan and Security Agreement, dated as of December 19, 2011 among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Earth Friendly Energy Group Holdings, LLC, Solar Works, LLC, Alteris RPS, LLC, Alteris ISI, LLC, and Silicon Valley Bank.

10.2	Security Agreement dated as of December 19, 2011 among Real Goods Solar, Inc. and Silicon Valley Bank.

10.3	Amended and Restated Registration Rights Agreement dated as of December 19, 2011, among Real Goods Solar, Inc., Gaiam, Inc. and Riverside Renewable Energy Investments, LLC.

10.4	Shareholders Agreement dated as of December19, 2011 among Real Goods Solar, Inc., Riverside Renewable Energy Investments, LLC and Gaiam, Inc.

99.1	Press release dated December 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Erik Zech

Name:	Erik Zech
Title:	Chief Financial Officer

Date: December 21, 2011